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                                                                     Exhibit 3.5


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                                          I, Sharon Pierson, a Notary Public in
                                          and for the Cayman Islands, hereby
                                          certify this document to be a true and
                                          correct copy of the, original.
                                          Date    9 March '98
                                               ---------------------------------
                                               /s/ Sharon Pierson

CR-76259

                          Certificate of Incorporation

I, ANTHONY IAN GODDARD Assistant Registrar of Companies of the Cayman Islands DO HEREBY CERTIFY, pursuant to the Companies Law (Revised), that all the requirements of the said Law in respect of registration were complied with by

                              DOE RUN CAYMAN LTD.

an Exempted Company incorporated in the Cayman Islands with Limited Liability with effect from the 10th Day of September One Thousand Nine Hundred Ninety-Seven

                              Given under my hand and Seal at George Town in the Island of Grand Cayman this Tenth day of September One Thousand Nine Hundred Ninety-Seven

                              /s/ Anthony Ian Goddard

                              Assistant Registrar
                              of Companies, Cayman Islands, B.W.I.


 [SEAL] REGISTRAR OF COMPANIES
           EXEMPTED
        CAYMAN ISLANDS

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